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                                                                    EXHIBIT 10.1

                            EXCERPTS FROM MINUTES OF
                          BOARD OF DIRECTORS MEETING OF
                              NASH-FINCH COMPANY ON
                               SEPTEMBER 19, 1995



RESOLVED, that effective as of October 1, 1995, outside members of the Board of Directors of the Company be compensated at the rate of $1,000 plus reasonable expenses incurred for each meeting of the Board of Directors of the Company attended, $1,100 per month retainer and $500 plus reasonable expenses incurred for attendance at meetings of committees of the Board. For the purposes of this resolution, an outside director is defined as any director who is not a present full time employee of Nash Finch Company or its subsidiaries.

RESOLVED FURTHER, that upon becoming effective, the foregoing resolution shall supersede any resolution heretofore adopted by this Board of Directors pertaining to compensation of outside directors.